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                                                                    EXHIBIT 10.5

                              EMPLOYMENT AGREEMENT

     This Employment Agreement ("Employment Agreement" effective September 15, 2005, is between Harvest Natural Resources, Inc. (the "Company") and James A. Edmiston III, a resident of Texas ("Employee"), the terms and conditions of which are as follows:

          WHEREAS, the Company desires to secure the experience, abilities and service of Employee by employing the Employee in the position of President and Chief Executive Officer of the Company upon the terms and conditions specified herein;

          NOW, THEREFORE, in consideration of the premises, the terms and provisions set forth herein, the mutual benefits to be gained by the performance thereof and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Employee agree as follows:

1.   TERM OF EMPLOYMENT.

     Subject to the terms and conditions set forth in this Employment Agreement, the Company agrees to employ Employee and Employee agrees to be employed by the Company for the term which started on September 1, 2004 and ends on May 31, 2007. On May 31, 2007, and on each anniversary thereafter (an "Extension Date") the term of this Employment Agreement shall automatically be extended for a one-year period unless and until either party has given written notice to the other at least one year before any Extension Date that it or he wishes to terminate this Employment Agreement as of such Extension Date.

2.   POSITION AND DUTIES.

     (a) Position. Subject to annual election by the Company's Board of Directors, effective as of October 1, 2005, Employee's position shall be President and Chief Executive Officer of Harvest Natural Resources, Inc.

     (b) Duties and Responsibilities. Employee's duties and responsibilities initially shall be those normally associated with Employee's position, plus any additional duties and responsibilities the Company initially may assign orally or in writing to Employee. Employee shall undertake to perform all Employee's duties and responsibilities for the Company and its affiliates in good faith and on a full-time basis and shall at all times act in the course of Employee's employment under this Employment Agreement in the best interest of the Company and the Company's affiliates.

     (c) The Company's Right to Change Position or Duties. Subject to the terms of this Employment Agreement, the Company shall have the right, to the extent the Company from time to time reasonably deems necessary or appropriate, to change Employee's position, or to expand or reduce Employee's duties and responsibilities.
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3.   COMPENSATION AND BENEFITS.

     (a) Base Salary. From the date of this Agreement until October 1, 2005, Employees yearly base salary shall be $300,000. Effective as of October 1, 2005 and for the remaining term of this Employment Agreement, Employee' yearly base salary shall be not less than $370,000 US (paid bi-weekly), which yearly base salary shall be payable from the Company's Houston offices to Employee in accordance with the Company's standard payroll practices and policies, and shall be subject to such withholdings as required by U.S. Federal law and the State of Texas, or as otherwise permissible under such practices or policies. The Company shall annually review Employee's base salary.

     (b) Annual Bonus. Employee shall be eligible for such annual bonus as may be determined by the Human Resources Committee of the Company's Board of Directors and the Company's Board of Directors, which bonus shall be based on Employee's performance under the guidelines adopted by the Company, the Company's overall performance and any special circumstances the Human Resources Committee and the Company's Board deem appropriate. Any such bonus is to be determined at the discretion of the Company's Human Resources Committee and the Company's Board of Directors. Employee acknowledges that the Company is not obligated to award him any bonus in any year.

     (c) Employee Benefit Plans. Employee shall be eligible to participate in the employee benefit plans, programs and policies maintained by the Company for similarly situated employees in accordance with the terms and conditions to participate in such plans, programs, and policies as in effect from time to time.

     (d) Stock Options and Restricted Stock. Previously Employee has been granted certain stock options and restricted stock pursuant to the Company's long-term incentive plans. Except as provided in Section 4(a), this Employment Agreement neither increases nor decreases the number of stock options and shares of restricted stock previously granted, nor does it change the terms under which they were granted. In addition, concurrently with the execution and delivery of this Employment Agreement, Employee and the Company are executing new stock option agreements in substantially the form of Exhibits A and B attached to this Employment Agreement, pursuant to which Employee is granted the option to purchase 250,000 shares of the Company's common stock.

     (e) Vacation. Employee shall be entitled to four (4) weeks annual vacation.

     (f) Expenses. The Company shall pay or reimburse Employee for all reasonable expenses actually incurred or paid by Employee in the performance of his services hereunder upon the presentation of expense statements or vouchers or such other supporting information as the Company may reasonably require of Employee.

     (g) Office Facilities and Services. Employee shall be accorded such benefits and support services, including without limitation, office facilities, administrative


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          assistant, communications, and such other perquisites as would normally be accorded by a corporation of the size and at the stage of development in the industry in which the Company is, to its President and Chief Executive Officer.

     (h) Indemnification. Employee shall be entitled to the benefit of the indemnification provisions contained in the bylaws of the Company, as the same may be amended.

     (i) Stock Unit Award Agreement. Employee and the Company shall enter into a stock unit award agreement, in substantially the form of Exhibit C to this Employment Agreement (the "Stock Unit Award"), as soon as possible after Employee and the Company have had the opportunity to review guidance to be published by the Internal Revenue Service under
          Section 409A of the Internal Revenue Code, as amended, and agree on a date of payment under the stock unit award agreement.

4.   TERMINATION OF EMPLOYMENT.

     (a) Termination By The Company Other Than For Cause Or By Employee For Good Reason.

          (1) The Company shall have the right to terminate Employee's employment other than for Cause at any time, and Employee shall have the right to quit or resign for Good Reason at any time.

          (2) If (a) the Company or its successors terminate Employee's employment with the Company other than (i) for Cause or (ii) pursuant to a notice of termination delivered in accordance with
               Section 1 of this Employment Agreement or (b) Employee resigns for Good Reason, then (u) the Company shall pay to Employee within thirty (30) days after the termination or resignation an amount equal to thirty-six months of Employee's base salary as in effect immediately before Employee's termination of employment or resignation, (v) the Company shall pay to Employee within thirty
               (30) days after the termination or resignation an amount equal to thirty-six months of the maximum contribution the Company may make for Employee under the Company's 401(k) profit sharing plan as in effect immediately before Employee's termination of employment or resignation, (w) any outstanding stock option(s) granted by the Company to Employee shall become fully vested and shall remain exercisable for twelve (12) months following Employee's termination pursuant to this Section 4(a)(2), or the tenth anniversary of the date(s) of the grant(s) specified in the relevant option agreement(s), whichever is the shorter period,
               (x) the forfeiture restrictions in the Stock Unit Award shall lapse as to the stock units granted thereunder, (y) the restriction period on restricted shares of stock granted by the Company to Employee will continue and will lapse as if Employee had continued in the employ of the Company and a certificate(s) representing such shares will be delivered to Employee within thirty (30) days after the end of the applicable restriction


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               period, and (z) Employee shall be reimbursed for up to $20,000 of outplacement services with an outplacement service approved by the Company.

          (3) If the termination or resignation described in Section 4(a)(2) occurs within 730 days after or 240 days before a Change of Control, then (r) the Company shall pay to Employee, within thirty (30) days after the termination of employment or resignation an amount equal to thirty-six months of Employee's base salary as in effect immediately before Employee's termination of employment or resignation, (s) the Company shall pay to Employee, within thirty (30) days after the later to occur of the termination, resignation or Change of Control, the Bonus Amount, (t) the Company shall pay to Employee within thirty (30) days after the termination or resignation an amount equal to thirty-six months of the maximum contribution the Company may make for Employee under the Company's 401(k) profit sharing plan as in effect immediately before Employee's termination of employment or resignation, (u) any outstanding stock option(s) granted by the Company to Employee shall become fully vested and shall remain exercisable for twelve (12) months following Employee's termination or resignation, or the tenth anniversary of the date(s) of the grant(s) specified in the relevant option agreement(s), whichever is the shorter period, (v) the forfeiture restrictions in the Stock Unit Award shall lapse as to the stock units granted thereunder, (w) the restriction period on restricted shares of stock granted by the Company to Employee will continue and will lapse as if Employee had continued in the employ of the Company and a certificate(s) representing such shares will be delivered to Employee within thirty (30) days after the end of the applicable restriction period, (x) Employee shall be reimbursed for up to $20,000 of outplacement services with an outplacement service approved by the Company, (y) for a period of thirty-six months following the later to occur of the termination, resignation or Change of Control, the Company shall continue to provide Employee and Employee's dependents with the same level of life, disability, accident, dental and health insurance benefits Employee and Employee's dependents were receiving immediately before Employee's termination or resignation, and (z) the Company will pay Employee, within thirty
               (30) days after the later to occur of the termination, resignation or Change of Control, an additional amount such that the net amount retained by Employee pursuant to the benefits described in this Section 4(a)(3) after any excise tax imposed under Section 4999 of the Internal Revenue Code of 1986, as amended from time to time) shall be equal to the amount that Employee would have received pursuant to those benefits before payment of any such excise tax.

          (4) If the Company or its successors terminate Employee's employment with the Company pursuant to a notice of termination delivered in accordance with Section 1 of this Employment Agreement within 730 days after or 240 days before a Change of Control, then (r) the Company shall pay to


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               Employee, within thirty (30) days after the later to occur of the termination or Change of Control, an amount equal to thirty-six months of Employee's base salary as in effect immediately before Employee's termination of employment (s) the Company shall pay to Employee, within thirty (30) days after the later to occur of the termination or Change of Control, the Bonus Amount, (t) the Company shall pay to Employee within thirty (30) days after the later to occur of the termination or Change of Control, an amount equal to thirty-six months of the maximum contribution the Company may make for Employee under the Company's 401(k) profit sharing plan as in effect immediately before Employee's termination of employment, (u) any outstanding stock option(s) granted by the Company to Employee shall become fully vested and shall remain exercisable for twelve (12) months following the later to occur of Employee's termination or Change of Control, or the tenth anniversary of the date(s) of the grant(s) specified in the relevant option agreement(s), whichever is the shorter period, (v) the forfeiture restrictions in the Stock Unit Award shall lapse as to the stock units granted thereunder, (w) the restriction period on restricted shares of stock granted by the Company to Employee will continue and will lapse as if Employee had continued in the employ of the Company and a certificate(s) representing such shares will be delivered to Employee within thirty (30) days after the end of the applicable restriction period, (x) Employee shall be reimbursed for up to $20,000 of outplacement services with an outplacement service approved by the Company, (y) for a period of thirty-six months following the later to occur of Employee's termination or Change of Control, the Company shall continue to provide Employee and Employee's dependents with the same level of life, disability, accident, dental and health insurance benefits Employee and Employee's dependents were receiving immediately before Employee's termination, and (z) the Company shall pay to Employee, within thirty (30) days after the later to occur of the termination or Change of Control, an additional amount such that the net amount retained by Employee pursuant to the benefits described in this
               Section 4(a)(4) after any excise tax imposed under Section 4999 of the Internal Revenue Code of 1986, as amended from time to time, shall be equal to the amount that Employee would have received pursuant to such benefits before payment of any such excise tax.

     (b) Termination By The Company For Cause, Or By Employee Other Than For Good Reason.

          (1) The Company shall have the right to terminate Employee's employment at any time for Cause, and Employee shall have the right to quit or resign at any time other than for Good Reason.

          (2) If the Company terminates Employee's employment for Cause or pursuant to a notice of termination delivered in accordance with
               Section 1 of this Employment Agreement that is not delivered within 730 days after or 240


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               days before a Change of Control, or Employee quits or resigns other than for Good Reason, the Company's only obligation to Employee under this Employment Agreement shall be to pay Employee's base salary (including accrued vacation) actually earned up to the date Employee's employment terminates.

     (c)  Termination for Disability or Death.

          (1) The Company shall have the right to terminate Employee's employment on or after the date Employee has a Disability, and Employee's employment shall terminate at Employee's death.

          (2) If Employee's employment terminates under this Section 4(c), the Company shall pay Employee or, if Employee dies, Employee's estate the amount provided for under Section 4(a)(2) (u) and, in addition, Employee or, if Employee dies, Employee's estate shall be entitled to the provisions of Sections 4(a)(2)(v), (w), (x) and (y) with respect to the Company's 401(k) profit sharing plan, Employee's stock options and Employee's restricted stock.

     (d) Bonus Amount. The term "Bonus Amount" means three times the amount of the higher of (i) the highest annual bonus earned by Employee for the last three fiscal years ending prior to the termination date, and (ii)
          (A) the target bonus percentage as established by the Company's Board of Directors for the fiscal year in which the Change of Control occurs, multiplied by (B) Employee's annual base salary for that fiscal year (whether or not paid or accrued for the full year at the time of Employee's termination or resignation).

     (e) Cause. The term "Cause" shall mean (1) Employee's final conviction of a felony by a trial court, (2) Employee's material breach of this Employment Agreement or (3) Employee's material violation of any policy or code of conduct of the Company, all as reasonably determined by the Company.

     (f) Good Reason. The term "Good Reason" shall mean any of the following, unless Employee shall have given his express written consent thereto:
          (1) a material breach of the terms and conditions of this Employment Agreement by the Company which remains uncorrected for thirty (30) days after Employee delivers written notice of such breach to the Company; (2) failure to maintain or reelect Employee to the position described in Section 2(a); (3) a significant reduction of Employee's duties, position or responsibilities relative to Employee's duties, position or responsibilities in effect immediately prior to such reduction, unless Employee is provided with comparable duties and responsibilities; (4) a substantial reduction, without good business reasons, of the facilities and perquisites available to Employee immediately prior to such reduction; (5) a reduction by the Company of Employee's monthly base salary in effect immediately prior to such reduction; (6) the Company fails to continue Employee's participation in any bonus, incentive, profit sharing, performance,


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          savings, retirement or pension policy, plan, program or arrangement on substantially the same or better basis, both in terms of the amount of benefits provided to Employee and the level of Employee's participation, relative to other participants; (7) the relocation of Employee more than fifty (50) miles from the location of the Company's principal office on the date hereof; or (8) the failure of the Company to obtain a satisfactory agreement from a successor to assume and agree to perform this Employment Agreement as contemplated by Section 6(d).

     (g) Disability. Employee shall have a "disability" under this Employment Agreement on the date the Company receives written notice from a physician selected by the Company that Employee no longer can perform one or more of the essential functions of Employee's job even with reasonable accommodation.

     (h) Change of Control. A "Change of Control" means the occurrence of any of the following:

          (1) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934) (a "Covered Person") of beneficial ownership (within the meaning of rule 13d-3 promulgated under the Securities Exchange Act of 1934) of 50 percent or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Voting Securities"); provided, however, that for purposes of this subsection (1) of this Section 4(g) the following acquisitions shall not constitute a Change of Control:
               (i) any acquisition by the Company, (ii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, or (iii) any acquisition by any entity pursuant to a transaction which complied with clauses (i), (ii) and (iii) of subsection (3) of this Section 4(g); or

          (2) individuals who, as of the date of this Employment Agreement, constitute the board of directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the board of directors of the Company; provided, however, that any individual becoming a director after the date of this Employment Agreement whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors; or

          (3) the consummation of a reorganization, merger or consolidation or sale of the Company, or a disposition of at least 50 percent of the assets of the Company, together with its subsidiaries, including goodwill (a "Business


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               Combination"), provided, however, that for purposes of this subsection (3), a Business Combination will not constitute a change of control if the following three requirements are satisfied:

               following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Company's voting securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50 percent of the ownership interests of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the assets of the Company together with its subsidiaries, either directly or through one or more subsidiaries or other affiliated entities) in substantially the same proportions as their ownership immediately prior to such Business Combination, (ii) no Covered Person (excluding any employee benefit plan (or related trust) of the Company or its subsidiaries or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 50 percent or more of, respectively, the ownership interests in the entity resulting from such Business Combination, except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the board of directors of the Company, providing for such Business Combination. For this purpose any individual who becomes a director after the date of this Employment Agreement, and whose election, or nomination for election, by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors.

     (i) Benefits. Employee shall have the right to receive any benefits payable under the Company's employee benefits plans, programs and policies (other than the Company's Policy for Termination and Separation of Employment (the "Severance Plan")) which Employee otherwise has a non-forfeitable right to receive under the terms of such plans, programs and policies (other than severance benefits) independent of Employee's rights under this Employment Agreement upon a termination of employment in addition to any other benefits under this Section 4 without regard to the reason for such termination of employment. Employee acknowledges and agrees that until the termination of this Employment Agreement, he shall not be entitled to participate in the Severance Plan.


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     (j)  Notice of Termination. Any termination by the Company or by Employee for any reason shall be communicated by a notice of termination to the other party hereto and shall be given in accordance with Section 6(a). Such notice shall state the specific termination provision in this Employment Agreement relied upon, and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination under the provision so indicated.

     (k) No Mitigation. Employee shall not be required to mitigate the amount of any severance payment contemplated by this Employment Agreement, nor shall any such payment be reduced by any earnings that Employee may receive from any other source.

     (l) Stock Award Agreements. In the event of a conflict adverse to Employee between the terms of this Employment Agreement and the terms of any agreement granting Employee stock options or restricted stock, the terms of this Employment Agreement shall govern.

5.   COVENANTS BY EMPLOYEE.

     (a)  Property of the Company.

          (1) Employee covenants and agrees that upon the termination of Employee's employment for any reason or, if earlier, upon the Company's request, Employee shall promptly return all Property which had been entrusted or made available to Employee by the Company or any of its subsidiaries.

          (2) The term "Property" shall mean all records, files, memoranda, reports, price lists, drawing, plans, sketches, keys, codes, computer hardware and software and other property of any kind or description prepared, used or possessed by Employee during Employee's employment by the Company (and any duplicates of any such property) together with any and all information, ideas, concepts, discoveries, and inventions and the like conceived, made, developed or acquired at any time by Employee individually or with others during Employee's employment which relate to the business, products or services of the Company or any of its subsidiaries.

     (b)  Trade Secrets.

          (1) In consideration for the promises made in Section 5(d) of this Employment Agreement, the Company promises that it shall provide and make available to Employee certain confidential, proprietary information and trade secrets.

          (2) Employee covenants and agrees that Employee shall hold in a fiduciary capacity for the benefit of the Company and each of its affiliates, and shall not directly or indirectly use or disclose, any Trade Secret that Employee may have acquired pursuant to
               Section 5(b)(1) above during the term of


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
               Employee's employment by the Company for so long as such information remains a trade secret.

          (3) The term "Trade Secret" shall mean information, including, but not limited to, technical or non-technical data, a formula, a patent, a compilation, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans, or that: (a) derives economic value, actual or potential, from not being generally known to, and not being generally readily ascertainable by proper means by other persons who can obtain economic value from its disclosures or use, and
               (b) is the subject of reasonable efforts by the Company and its affiliates to maintain its secrecy.

          (4) This Section 5(b) is intended to provide rights to the Company and its subsidiaries which are in addition to those rights the Company and its subsidiaries have under the common law or applicable statutes for the protection of trade secrets.

     (c)  Confidential Information.

          (1) Employee covenants and agrees while employed under this Employment Agreement and thereafter during the Restricted Period he shall hold in a fiduciary capacity for the benefit of the Company and each of its affiliates, and shall not directly or indirectly use or disclose, any of the Company's or the Company's affiliates' Confidential or Proprietary Information that Employee may have acquired (whether or not developed or compiled by Employee and whether or not Employee is authorized to have access to such information) during the term of, and in the course of, or as a result of Employee's employment by the Company or its affiliates.

          (2) The term "Confidential or Proprietary Information" shall mean any secret, confidential or proprietary information of the Company or an affiliate (not otherwise included in the definition of a Trade Secret under this Employment Agreement) that has not become generally available to the public by the act of one who has the right to disclose such information without violation of any right of the Company or its affiliates.

     (d) Non-Competition. During the period of Employee's employment with the Company and thereafter during the Restricted Period, Employee covenants and agrees that, in connection with the business operations and prospective interests of the Company on the date of Employee's termination as an employee of the Company, which prospective interests are disclosed to Employee prior to or on the date of Employee's termination as an employee, he shall not, directly or indirectly, own any interest in, manage, control, participate in, consult with, render services for, or in any manner engage in any businesses in competition with the Company or materially adverse to the Company (unless the Company's Board of Directors shall have authorized such activity and the Company shall have consented thereto in writing). Investments in less than 5% of the outstanding securities of any class of the Company subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, shall not be prohibited by this section. For purposes of this Section 5(d), the term "Company" shall include Harvest Natural Resources, Inc. and any of its affiliates or subsidiaries or any company in which it is a minority shareholder or a joint venture partner. For purposes of this Section 5(d), the term "businesses" shall mean any enterprise, commercial venture, or project involving oil and gas exploration or production activities in the same geographic areas as the Company's activities during the period of Employee's employment.

          Further, during the period of Employee's employment with the Company and thereafter during the Restricted Period, Employee covenants and agrees that he will not directly or indirectly through another entity induce or otherwise attempt to influence any employee of the Company to leave the Company's employment or in any way interfere with the relationship between the Company and any employee thereof. Further, Employee will not induce or attempt to induce any customer, supplier, licensee, joint venture partner, shareholder, licensor or other business relation of the Company to cease doing business with the Company or in any way interfere with the relationship between any such customer, supplier, licensee, joint venture partner, shareholder, licensor or business relation of the Company.

          If (i) pursuant to the arbitration process described in Section 6(c) of this Employment Agreement (or such other process as to which the Company and Employee may agree upon in writing), it is determined that Employee has violated the provisions of this Section 5(d), and (ii) Employee has received a payment from the Company pursuant to Section 4(a)(2)(u), Section 4(a)(3)(r), Section 4(a)(3)(s), Section 4(a)(4)(r)
          or Section 4(a)(4)(s) of this Employment Agreement (the "Lump Sum Severance Amount"), then, in addition to any other remedies that the Company may have, Employee shall be obligated, and hereby agrees, to pay the Company, as liquidated damages, an amount (but not less than zero) equal to the product of (x) the Lump Sum Severance Amount and
          (y) a fraction whose numerator is the excess of thirty-six (36) over the number of calendar months that have elapsed since the last day of Employee's termination of employment under Section 4 of this Employment Agreement and whose denominator is thirty-six (36).

     (e) Employment Restriction - Conflict of Interest. Employee covenants and agrees that he will not receive and has not received any payments, gifts or promises and Employee will not engage in any employment or business enterprises that in any way conflict with his service and the interests of the Company or its affiliates. In addition, Employee agrees to comply with the laws or regulations of any country, including, without limitation, the United States of America, having jurisdiction over Employee, the Company or any of the Company's subsidiaries.


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
          Employee shall not make any payments, loans, gifts or promises or offers of payments, loans or gifts, directly or indirectly, to or for the use or benefit of any official or employee of any government or to any other person if Employee knows, or has reason to believe, that any part of such payments, loans or gifts, or promise or offer, would violate the laws or regulations of any country, including, without limitation, the United States of America, having jurisdiction over Employee, the Company or any of the Company's subsidiaries.

          By signing this Employment Agreement, Employee acknowledges that he has not made and will not make any payments, loans, gifts, promises of payments, loans or gifts to or for the use or benefit of any official or employee of any government or to any other person which would violate the laws or regulations of any country, including, without limitation, the United States of America, having jurisdiction over Employee, the Company or any of the Company's subsidiaries.

     (f) Restricted Period. The term "Restricted Period" shall mean the two-year period which starts on the date Employee's employment terminates with the Company without regard to whether such termination comes before or after the end of the term of this Employment Agreement.

     (g) Reasonable and Continuing Obligations. Employee agrees that Employee's obligations under this Section 5 are obligations which will continue beyond the date Employee's employment terminates and that such obligations are reasonable and necessary to protect the Company's legitimate business interests. The Company additionally shall have the right to take such other action as the Company deems necessary or appropriate to compel compliance with the provisions of this Section 5.

6.   MISCELLANEOUS.

     (a) Notices. Notices and all other communications shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by United States registered or certified mail. Notices to the Company shall be sent to 1177 Enclave Parkway, Suite 300, Houston, Texas 77077. Notices and communications to Employee shall be sent to Employee's home address, as indicated by the records of the Company.

     (b) No Waiver. Except for the notice described in Section 4(f), no failure by either the Company or Employee at any time to give notice of any breach by the other of, or to require compliance with, any condition or provision of this Employment Agreement shall be deemed a waiver of any provisions or condition of this Employment Agreement

     (c) Arbitration and Governing Law. ANY UNRESOLVED DISPUTE OR CONTROVERSY BETWEEN EMPLOYEE AND THE COMPANY ARISING UNDER OR IN CONNECTION WITH THIS EMPLOYMENT AGREEMENT SHALL BE SETTLED EXCLUSIVELY BY ARBITRATION, CONDUCTED

          IN ACCORDANCE WITH THE RULES OF THE AMERICAN ARBITRATION ASSOCIATION THEN IN EFFECT. THE COMPANY WILL BEAR THE ADMINISTRATIVE COSTS OF ANY ARBITRATION UNDER THIS EMPLOYMENT AGREEMENT, INCLUDING THE ARBITRATOR'S FEES. THE ARBITRATOR SHALL NOT HAVE THE AUTHORITY TO ADD TO, DETRACT FROM, OR MODIFY ANY PROVISION HEREOF. THE ARBITRATOR SHALL HAVE THE AUTHORITY TO ORDER REMEDIES WHICH EMPLOYEE COULD OBTAIN IN A COURT OF COMPETENT JURISDICTION. A DECISION BY THE ARBITRATOR SHALL BE IN WRITING AND WILL BE FINAL AND BINDING. JUDGMENT MAY BE ENTERED ON THE ARBITRATOR'S AWARD IN ANY COURT HAVING JURISDICTION. THE ARBITRATION PROCEEDING SHALL BE HELD IN HOUSTON, TEXAS, UNITED STATES OF AMERICA. NOTWITHSTANDING THE FOREGOING, THE COMPANY SHALL BE ENTITLED TO SEEK INJUNCTIVE OR OTHER EQUITABLE RELIEF FROM ANY COURT OF COMPETENT JURISDICTION, WITHOUT THE NEED TO RESORT TO ARBITRATION IN THE EVENT THAT EMPLOYEE VIOLATES SECTIONS 5(b), 5(c), 5(d) OR 5(e) OF THIS EMPLOYMENT AGREEMENT. THIS EMPLOYMENT AGREEMENT SHALL IN ALL RESPECTS BE CONSTRUED ACCORDING TO THE LAWS OF THE STATE OF TEXAS.

     (d) Assignment by Company; Meaning of "Company". This Employment Agreement shall be binding upon and inure to the benefit of the Company and any successor to all or substantially all of the business or assets of the Company. The Company may assign this Employment Agreement to any affiliate or successor, and no such assignment shall be treated as a termination of Employee's employment under this Employment Agreement; provided, however, that in the case of an assignment to an affiliate, the Company shall not be relieved of its obligations under this Employment Agreement. The Company will require any successor corporation (whether direct or indirect, and whether by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company to expressly assume and to agree to perform this Employment Agreement in the same manner and to the same extent as the Company, as if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a material breach of this Employment Agreement. As used in this Employment Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business or assets as aforesaid which assumes and agrees to perform this Employment Agreement by operation of law, or otherwise.

     (e) Assignment by Employee. Employee's rights and obligations under this Employment Agreement are personal, and they shall not be assigned or transferred without the Company's prior written consent.

     (f) Other Agreements. With the exception of the Company's stock option plans (and related agreements), restricted stock plan (and related agreements) and incentive plans, and the guidelines referred to in Section 3(b), this Employment Agreement replaces and merges any and all previous agreements and understandings regarding all the terms and conditions of Employee's employment relationship with the Company, and this Employment Agreement constitutes the entire agreement of the Company and Employee with respect to such terms and conditions.

     (g) Amendment. No amendment to this Employment Agreement shall be effective unless it is in writing and signed by the Company and by Employee.

     (h) Invalidity. If any provision of this Employment Agreement is held to be invalid, illegal or otherwise unenforceable, the remaining provisions shall be unaffected and shall continue in full force and effect, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

     (i) Enforceability by Beneficiaries. This Employment Agreement shall inure to the benefit of and be enforceable by the parties hereto and their respective heirs, legal or personal representatives and successors and if Employee should die while any amount would still be payable to him hereunder if he had continued to live, all such amounts shall be paid in accordance with the terms of this Employment Agreement to Employee's devisee, legatee or other designee or, if there is no such designee, to his estate.

     (j) Reimbursement of Certain Expenses. To the extent Employee shall prevail in any arbitration proceeding pursuant to Section 6(c) to resolve any dispute or controversy between Employee and the Company arising under or in connection with this Employment Agreement, then the Company shall reimburse Employee, or pay on Employee's behalf, all of Employee's reasonable expenses, including without limitation attorneys' fees, incurred by Employee in connection with the arbitration.

7.   NOVATION.

     This Employment Agreement is a novation to the Amended and Restated Employment Agreement between the Company and Employee effective September 1, 2004, which is hereby extinguished. As consideration for this novation, Employee acknowledges the value of the matters described in the recitals to this Employment Agreement and the other terms of this Employment Agreement and agrees that they are adequate to make the novation binding in all respects.

     IN WITNESS WHEREOF, the Company and Employee have executed this Employment Agreement in multiple originals to be effective as set out above.

HARVEST NATURAL RESOURCES, INC.          JAMES A. EDMISTON III


By:                                      By:
    ----------------------------------       -----------------------------------
    Stephen D. Chesebro'
    Chairman of the Board of Directors

                                    EXHIBIT A

                         HARVEST NATURAL RESOURCES, INC.

                       2001 LONG TERM STOCK INCENTIVE PLAN

                            EMPLOYEE OPTION AGREEMENT

     Agreement made at Houston, Texas, USA, as of September 15, 2005, by and between HARVEST NATURAL RESOURCES, INC. (the "Company") and JAMES A. EDMISTON III (the "Employee").

     It is hereby agreed as follows:

     1. Grant of Option; Consideration. The Company hereby confirms the grant, pursuant to Section 5 of the Company's 2001 Stock Option Plan (the "Plan"), to the Employee on September 15, 2005, of a nonqualified stock option to purchase up to 85,000 shares of the Company's Common Stock, par value $0.01 per share (the "Shares"), at an exercise price of $10.80 per share (the "Option"). The Option granted hereunder is not intended to constitute an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended. The terms of the Option are subject to adjustment in certain circumstances, as provided in the Plan.

     The Employee shall be required to pay no consideration for the grant of the Option, except for his agreement to serve as an employee of the Company or any subsidiary and other agreements set forth herein.

     2. Incorporation of Plan by Reference. The Option has been granted to the Employee under the Plan, a copy of which is attached hereto. All of the terms, conditions, and other provisions of the Plan are hereby incorporated by reference into this Employee Stock Option Agreement (the "Agreement"). Capitalized terms used in this Agreement but not defined herein shall have the same meanings as in the Plan. If there is any conflict between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan shall govern.

     3. Vesting. Subject to all of the terms and conditions of the Plan and this Agreement, including acceleration of vesting in the event of a Change of Control or Total Disability, the Employee may purchase up to:

     (i) one-third of the Shares subject to the Option upon exercise of the Option after the later of September 14, 2006, and the Stock Value Date;

     (ii) an additional one-third of the Shares subject to the Option upon exercise of the Option after the later of September 14, 2007, and the Stock Value Date; and

     (iii) the remaining one-third of the Shares subject to the Option upon exercise of the Option after the later of September 14, 2008, and the Stock Value Date.

     The "Stock Value Date" is the first day after September 15, 2005, on which the average of the Closing Price of the Stock for ten (10) consecutive trading days equals or exceeds $20.00 per share. The "Closing Price of the Stock" means the final trading price per share of the Stock as reported in The Wall Street Journal listing of consolidation trading for New York Stock Exchange issues.

     4. Term and Termination of Service. This Option, to the extent it has not been previously exercised, shall expire at 5:00 p.m. (Central Time) on September 14, 2015 or, if earlier, at 5:00 p.m. (Central Time):

     (i) on the date 3 months after the Employee ceases to be a Non-Employee Director, Employee or Consultant of the Company or any Subsidiary for any reason other than a Change of Control, Total Disability or death;

     (ii) on the date 12 months after the Employee ceases to be a Non-Employee Director, Employee or Consultant of the Company or any Subsidiary by reason of Total Disability;

     (iii) on the date 12 months after the date of the Employee's death who dies while in the service or employ of the Company or a Subsidiary or within 3 months after the termination of such employment or service; or

     (iv) on the date 12 months after the Employee's termination of employment or service if such employment or service is terminated within 730 days after the effective date of a Change of Control.

     Except in the case of a termination subject to (ii) above, the Option shall be exercisable after the date of such termination of Employee's service or employment only to the extent the Option was exercisable at the date of such termination. In the case of termination subject to (ii) above, any Options that are not exercisable shall become exercisable effective as of the termination date.

     The term and vesting schedule of the Option is also subject to Sections 4(a)(2), (3) and (4) of an Employment Agreement dated September 15, 2005 between the Company and the Employee.

     5. Option Exercise. The Option may be exercised in whole or in part (to the extent then exercisable) by contacting the Company's designated agent for processing Option exercises. An Option exercise must be accompanied by payment in full of the exercise price (i) in cash, (ii) by means of a broker-assisted cashless exercise to the extent then permitted under rules and regulations adopted by the Committee, or (iii) in such other manner as may then be permitted under rules and regulations adopted by the Committee. As soon as practicable after the valid exercise of the Option, the Company shall deliver to the Employee one or more stock certificates representing the Shares so purchased, with any requisite legend affixed.

     6. Non-Transferability. No right or interest of the Employee in the Option shall be pledged, encumbered, or hypothecated to or in favor of any third party or shall be subject to any lien, obligation, or liability of the Employee to any third party. The Option shall not be transferable to any third party by the Employee otherwise than (i) by will or the laws of descent and distribution,
(ii) pursuant to a qualified domestic relations order as defined under the Code or Title I of the Employee Retirement Income Security Act of 1974 to an immediate family member, or (iii) to the extent authorized by the Committee, to an immediate family member of the Employee who acquires the options from the Employee through a gift.

     7. Compliance with Laws and Regulations. The obligation of the Company to deliver Shares upon the exercise of this Option is conditioned upon compliance by the Employee and by the Company with all applicable laws and regulations, including regulations of federal and state agencies. If requested by the Company, the Employee shall provide to the Company, as a condition to the valid exercise of this Option and the delivery of any certificates representing Shares, appropriate evidence, satisfactory in form and substance to the Company, that he is acquiring the Shares for investment and not with a view to the distribution of the Shares or any interest in the Shares, and a representation to the effect that the Employee shall make no sale or other disposition of the Shares unless (i) the Company shall have received an opinion of counsel satisfactory to it in form and substance that such sale or other disposition may be made without compliance with registration or other applicable requirements of federal and state laws and regulations, and (ii) all steps required to comply with such laws and regulations in connection with the sale or other disposition of the Shares have been taken and all necessary approvals have been received. The certificates representing the Shares may bear an appropriate legend giving notice of the foregoing restrictions on transfer of the Shares, and any other restrictive legend deemed necessary or appropriate by the Committee.

     8. Tax Withholding. Whenever Shares are to be delivered upon exercise of the Option, the Company shall be entitled to require as a condition of delivery or payment that the Employee remit or, in appropriate cases, agree to remit when due an amount sufficient to satisfy all federal, state, and local withholding tax requirements relating thereto. The Employee will be entitled to elect to have the Company withhold from the Shares to be delivered upon the exercise of the Option, a sufficient number of such shares to satisfy the Employee's minimum statutory federal, state, and local withholding tax obligations relating to the Option exercise to the extent then permitted under rules and regulations adopted by the Committee and in effect at the time of the exercise of the Option. In such case, the Shares withheld or the shares surrendered will be valued at the Fair Market Value at the time of the exercise of the Option.

     9. Employee Bound by Plan. The Employee hereby acknowledges receipt of the attached copy of the Plan and agrees to be bound by all the terms and provisions thereof (as presently in effect or hereafter amended), and by all decisions and determinations of the Committee.

     10. Binding Effect: Integration: No Other Rights Created. This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties. This Agreement constitutes the entire agreement between the parties with respect to the Option, and supersedes any prior agreements or documents with respect to the Option. No amendment, alteration, suspension, discontinuation or termination of this Agreement which may impose any additional obligation upon the Company or impair the rights of the Employee with respect to the Option shall be valid unless in each instance such amendment, alteration, suspension, discontinuation or termination is expressed in a written instrument duly executed in the name and on behalf of the Company and by the Employee. Neither this Agreement nor the grant of the Option shall constitute an employment agreement, nor shall either confer upon the Employee any right with respect to his continued status with the Company.

                                        HARVEST NATURAL RESOURCES, INC.


                                        BY:
                                            ------------------------------------
                                            STEPHEN D. CHESEBRO'
                                            CHAIRMAN OF THE BOARD


                                        EMPLOYEE:


                                        ----------------------------------------
                                        James A. Edmiston III

                                        DATE:
                                              ----------------------------------

Attachment (copy of the Plan)

                                    EXHIBIT B

                         HARVEST NATURAL RESOURCES, INC.

                       2004 LONG TERM STOCK INCENTIVE PLAN

                             STOCK OPTION AGREEMENT

     Agreement made at Houston, Texas, USA, as of September 15, 2005, by and between HARVEST NATURAL RESOURCES, INC. (the "Company") and James A. Edmiston III (the "Optionee").

     It is hereby agreed as follows:

     2.   Grant of Option; Consideration. The Company hereby grants, pursuant to
          Article VI of the Harvest Natural Resources, Inc. 2004 Long Term Incentive Plan (the "Plan"), to the Optionee on September 15, 2005, a nonqualified stock option to purchase up to 165,000 shares of the Company's Common Stock, par value $0.01 per share (the "Shares"), at an exercise price of $10.80 per share (the "Option"). The Option granted hereunder is not intended to constitute an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The terms of the Option are subject to adjustment in certain circumstances, as provided in the Plan.

          The Optionee shall be required to pay no consideration for the grant of the Option, except for his agreement to serve as a Non-Employee Director, Employee or Consultant of the Company or any Subsidiary and other agreements set forth herein.

     3. Incorporation of Plan by Reference. The Option has been granted to the Optionee under the Plan, a copy of which is attached hereto. All of the terms, conditions, and other provisions of the Plan are hereby incorporated by reference into this Stock Option Agreement (the "Agreement"). Capitalized terms used in this Agreement but not defined herein shall have the same meanings as in the Plan. If there is any conflict between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan shall govern.

     4. Vesting. Subject to all of the terms and conditions of the Plan and this Agreement, including acceleration of vesting in the event of a Change of Control or Total Disability, the Optionee may purchase up to:

               (i) one-third of the Shares subject to the Option upon exercise of the Option after the later of September 14, 2006, and the Stock Value Date;

               (ii) an additional one-third of the Shares subject to the Option upon exercise of the Option after the later of September 14, 2007, and the Stock Value Date; and

               (iii) the remaining one-third of the Shares subject to the Option upon exercise of the Option after the later of September 14, 2008, and the Stock Value Date.

          The "Stock Value Date" is the first day after September 15, 2005, on which the average of the Closing Price of the Stock for ten (10) consecutive trading days equals or exceeds $20.00 per share. The "Closing Price of the Stock" means the final trading price per share of the Stock as reported in The Wall Street Journal listing of consolidation trading for New York Stock Exchange issues.

     5. Term and Termination of Service. The Option, to the extent it has not been previously exercised, shall expire at 5:00 p.m. (Central Time) on September 14, 2015 or, if earlier, at 5:00 p.m. (Central Time):

               (i) on the date 3 months after the Optionee ceases to be a Non-Employee Director, Employee or Consultant of the Company or any Subsidiary for any reason other than a Change of Control, Total Disability or death;

               (ii) on the date 12 months after the Optionee ceases to be a
                    Non-Employee Director, Employee or Consultant of the Company or any Subsidiary by reason of Total Disability;

               (iii) on the date 12 months after the date of the Optionee's death who dies while in the service or employ of the Company or a Subsidiary or within 3 months after the termination of such employment or service; or

                (iv) on the date 12 months after the Optionee's termination of employment or service if such employment or service is terminated within 730 days after the effective date of a Change of Control.

          Except in the case of a termination subject to (ii) above, the Option shall be exercisable after the date of such termination of Optionee's service or employment only to the extent the Option was exercisable at the date of such termination. In the case of termination subject to
          (ii) above, any Options that are not exercisable shall become exercisable effective as of the termination date.

          The term and vesting schedule of the Option is also subject to Sections 4(a)(2), (3) and (4) of an Employment Agreement dated September 15, 2005 between the Company and the Optionee.

     6. Option Exercise. The Option may be exercised in whole or in part (to the extent then exercisable) by contacting the Company's designated agent for processing Option exercises. An Option exercise must be accompanied by payment in full of the exercise price (i) in cash, (ii) by means of a broker-assisted cashless exercise to the extent then permitted under rules and regulations adopted by the Committee, or (iii) in such other manner as may then be permitted under rules and regulations adopted by the Committee. As soon as practicable after the valid exercise of the Option, the Company shall deliver to the Optionee one or more stock certificates representing the Shares so purchased, with any requisite legend affixed.

     7. Non-Transferability. No right or interest of the Optionee in the Option shall be pledged, encumbered, or hypothecated to or in favor of any third party or shall be subject to any lien, obligation, or liability of the Optionee to any third party. The Option shall not be transferable to any third party by the Optionee otherwise than (i) by will or the laws of descent and distribution, (ii) pursuant to a qualified domestic relations order as defined under the Code or Title I of the Employee Retirement Income Security Act of 1974 to an immediate family member, or (iii) to the extent authorized by the Committee, to an immediate family member of the Optionee who acquires the options from the Optionee through a gift.

     8. Compliance with Laws and Regulations. The obligation of the Company to deliver Shares upon the exercise of the Option is conditioned upon compliance by the Optionee and by the Company with all applicable laws and regulations, including regulations of federal and state agencies. If requested by the Company, the Optionee shall provide to the Company, as a condition to the valid exercise of the Option and the delivery of any certificates representing Shares, appropriate evidence, satisfactory in form and substance to the Company, that he is acquiring the Shares for investment and not with a view to the distribution of the Shares or any interest in the Shares, and a representation to the effect that the Optionee shall make no sale or other disposition of the Shares unless (i) the Company shall have received an opinion of counsel satisfactory to it in form and substance that such sale or other disposition may be made without compliance with registration or other applicable requirements of federal and state laws and regulations, and (ii) all steps required to comply with such laws and regulations in connection with the sale or other disposition of the Shares have been taken and all necessary approvals have been received. The certificates representing the Shares may bear an appropriate legend giving notice of the foregoing restrictions on transfer of the Shares, and any other restrictive legend deemed necessary or appropriate by the Committee.

     9. Tax Withholding. Whenever Shares are to be delivered upon exercise of the Option, the Company shall be entitled to require as a condition of delivery or payment that the Optionee remit or, in appropriate cases, agree to remit when due an amount sufficient to satisfy all federal, state, and local withholding tax requirements relating thereto. The Optionee will be entitled to elect to have the Company withhold from the Shares to be delivered upon the exercise of the Option, a sufficient number of such shares to satisfy the Optionee's minimum statutory federal, state, and local withholding tax obligations relating to the Option exercise to the extent then permitted under rules and regulations adopted by the Committee and in effect at the time of the exercise of the Option. In such case, the Shares withheld or the shares surrendered will be valued at the Fair Market Value at the time of the exercise of the Option.

     10. Optionee Bound by Plan. The Optionee hereby acknowledges receipt of the attached copy of the Plan and agrees to be bound by all the terms and provisions thereof (as presently in effect or hereafter amended), and by all decisions and determinations of the Committee.

     11. Binding Effect: Integration: No Other Rights Created. This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties. This Agreement constitutes the entire agreement between the parties with respect to the Option, and supersedes any prior agreements or documents with respect to the Option. No amendment, alteration, suspension, discontinuation or termination of this Agreement which may impose any additional obligation upon the Company or impair the rights of the Optionee with respect to the Option shall be valid unless in each instance such amendment, alteration, suspension, discontinuation or termination is expressed in a written instrument duly executed in the name and on behalf of the Company and by the Optionee. Neither this Agreement nor the grant of the Option shall constitute an employment agreement, nor shall either confer upon the Optionee any right with respect to his continued status with the Company.

                                        HARVEST NATURAL RESOURCES, INC.


                                        BY:
                                            ------------------------------------
                                            STEPHEN D. CHESEBRO'
                                            CHAIRMAN OF THE BOARD


                                        OPTIONEE:


                                        ----------------------------------------
                                        James A. Edmiston III

                                        DATE:
                                              ----------------------------------

Attachment (copy of the Plan)

                                    EXHIBIT C

                           STOCK UNIT AWARD AGREEMENT

This STOCK UNIT AWARD AGREEMENT (this "Agreement") is made by and between Harvest Natural Resources, Inc., a Delaware corporation (the "Company"), and James A. Edmiston III (the "Executive") as of the ____ day of
______________________, 2005 (the "Grant Date").

WHEREAS, the Company desires to grant to the Executive the stock unit award specified herein (the "Award"), subject to the terms and conditions of this Agreement; and

WHEREAS, the Award is a "stock value right" as that term is defined in Treasury Regulation Section 31.3121(v)(2)-1(b)(4)(ii); and

WHEREAS, the Executive desires to have the opportunity to hold the Award, subject to the terms and conditions of this Agreement;

NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1. GRANT OF STOCK UNIT AWARD. Effective as of the Grant Date, the Company hereby awards to the Executive 250,000 Stock Units. A "Stock Unit" is a right to receive on the Payment Date, after vesting thereof, a cash amount equal to the excess of (a) the Fair Market Value of one share of the Stock on the Valuation Date over (b) 100 percent of the Fair Market Value of one share of the Stock on September 15, 2005. For purposes of this Agreement the "Fair Market Value of one share of the Stock" means the average of the high and low trading prices per share of the Stock for the applicable date as reported by the New York Stock Exchange or the principal stock exchange on which the Stock is then traded. The Stock Units that are awarded hereby to the Executive shall be subject to the prohibitions and restrictions set forth herein with respect to the sale or other disposition of such Stock Units and the obligation to forfeit and surrender such Stock Units to the Company (the "Forfeiture Restrictions"). In accepting the award of Stock Units set forth in this Agreement the Executive accepts and agrees to be bound by all the terms and conditions of this Agreement.

2. DEFINITIONS. For purposes of this Agreement, the following terms shall have the meanings indicated below:

     (a) "Affiliate" means an Entity that is required to be treated as a single employer together with the Company for certain benefit plan purposes under section 414 of the Code.

     (b) "Board" means the Board of Directors or other governing body of the Company or its direct or indirect parent.

     (c) "Change of Control" means the occurrence of any of the following events:

          (i) the acquisition by any individual, Entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934) (a "Covered Person") of beneficial ownership (within the meaning of rule 13d-3 promulgated under the Securities Exchange Act of 1934) of 50 percent or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Voting Securities"); provided, however, that for purposes of this subsection (i) of this Section 2(c) the following acquisitions shall not constitute a Change of Control:
               (i) any acquisition by the Company, (ii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Entity controlled by the Company, or (iii) any acquisition by any Entity pursuant to a transaction which complied with clauses (A), (B) and (C) of subsection (iii) of this Section 2(c); or

          (ii) individuals who, as of the date of this Agreement, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director after the date of this Agreement whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors; or

          (iii) the consummation of a reorganization, merger or consolidation or sale of the Company, or a disposition of at least 50 percent of the assets of the Company including goodwill (a "Business Combination"), provided, however, that for purposes of this subsection (iii), a Business Combination will not constitute a change of control if the following three requirements are satisfied: following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Company's Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50 percent of the ownership interests of the Entity resulting from such Business Combination (including, without limitation, an Entity which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries or other affiliated entities) in substantially the same proportions as their ownership immediately prior to such Business Combination, (B) no Covered Person (excluding any employee benefit plan (or related trust) of the Company or such Entity resulting from such Business Combination) beneficially owns, directly or indirectly,

               50 percent or more of, respectively, the ownership interests in the Entity resulting from such Business Combination, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the Entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination. For this purpose any individual who becomes a director after the date of this Agreement, and whose election or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors.

     (d)  "Code" means the Internal Revenue Code of 1986, as amended.

     (e) "Disability" means the Executive no longer can perform one or more of the essential functions of the Executive's job even with reasonable accommodation and a physician selected by the Company has confirmed such condition exists and has reported his findings to the Company in a written notice received by the Company.

     (f) "Entity" means any corporation, partnership, association, joint-stock company, limited liability company, trust, unincorporated organization or other business Entity.

     (g) "Forfeiture Restrictions" means any prohibitions and restrictions set forth herein with respect to the sale or other disposition of Stock Units issued to the Executive hereunder and the obligation to forfeit and surrender such Stock Units to the Company.

     (h)  ["Payment Date" means the earliest of (i) __________________________,
          20__, (ii) six months after the date the Executive incurs a Section 409A Separation From Service with respect to the Company and (iii) the date the Company incurs a Section 409A Change of Control.]

     (i) "Section 409A Change of Control" means a change in the ownership or effective control of a corporation or in the ownership of a substantial portion of the assets of a corporation under section 409A of the Code and the guidance issued by the Secretary of the Treasury with respect thereto.

     (j) "Section 409A Separation from Service" means a separation from service within the meaning of section 409A of the Code and the guidance issued by the Secretary of the Treasury with respect thereto.

     (k)  "Stock" means the Company's common stock, par value $0.01 per share.

     (l) "Valuation Date" means the last day immediately preceding the Payment Date on which sales of the Stock are reported by the principal stock exchange on which the Stock is then traded.

3. TRANSFER RESTRICTIONS. The Stock Units granted hereby may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of (other than by will or the applicable laws of descent and distribution) to the extent then subject to the Forfeiture Restrictions. Any such attempted sale, assignment, pledge, exchange, hypothecation, transfer, encumbrance or disposition in violation of this Agreement shall be void and the Company shall not be bound thereby.

4. VESTING. The Stock Units that are granted hereby shall be subject to Forfeiture Restrictions. The Forfeiture Restrictions shall lapse as to the Stock Units that are granted hereby in accordance with the provisions of subsections (a) through (c) of this Section 4.

     (a) Generally. The Forfeiture Restrictions shall lapse as to the Stock Units that are granted hereby in accordance with the following schedule provided that the Executive's employment with the Company and all of its Affiliates has not terminated prior to the applicable lapse date:

          (i) the Forfeiture Restrictions shall lapse as to one-third of the Stock Units subject to this Agreement after the later of September 14, 2006, and the Stock Value Date;

          (ii) the Forfeiture Restrictions shall lapse as to an additional one-third of the Stock Units subject to this Agreement after the later of September 14, 2007, and the Stock Value Date; and

          (iii) the Forfeiture Restrictions shall lapse as to the remaining one-third of the Stock Units subject to this Agreement after the later of September 14, 2008, and the Stock Value Date.

          The "Stock Value Date" is the first day after the Grant Date on which the average of the Closing Price of the Stock for ten (10) consecutive trading days equals or exceeds $25.00 per share. The "Closing Price of the Stock" means the final trading price per share of the Stock as reported in The Wall Street Journal listing of consolidation trading for New York Stock Exchange issues or the principal stock exchange on which the Stock is then traded. If the Executive's employment relationship with the Company and all of its Affiliates terminates before the applicable lapse date set forth in this subsection (a), except as otherwise specified in subsections (b) or (c) below, the Forfeiture Restrictions then applicable to the Stock Units shall not lapse and all the Stock Units then subject to the Forfeiture Restrictions shall be forfeited to the Company upon such termination of the Executive's employment relationship.

     (b) Death or Disability. Notwithstanding any provisions of Section 4(a) to the contrary, in the event the Executive's employment relationship with the Company and all of its Affiliates is terminated due to the death or Disability of the

          Executive prior to the expiration of the term of this Agreement, the Forfeiture Restrictions shall lapse as to the Stock Units that are granted hereby on the date of such termination of the Executive's employment relationship due to death or Disability.

     (c) Change of Control. Notwithstanding any provisions of Section 4(a) to the contrary, in the event the Executive's employment relationship with the Company and all of its Affiliates is terminated within 730 days after or 240 days before a Change of Control, the Forfeiture Restrictions shall lapse as to the Stock Units that are granted hereby on the date the Executive's employment relationship with the Company and all of its Affiliates is terminated.

5. TIME OF PAYMENT UNDER THE AWARD. To the extent the Forfeiture Restrictions lapse with respect to the Stock Units granted hereby on or before the Payment Date the Company shall pay to the Executive on the Payment Date the amount payable with respect to the Stock Units for which the Forfeiture Restrictions have lapsed.

6. TERM.. This Agreement and the Executive's rights hereunder shall terminate at 5:00 p.m. (Central Time) on __________________, 2015.

7. TAX WITHHOLDING. The Company shall be entitled to deduct from the amounts payable to the Executive (or other person validly exercising the Award) under this Agreement and any other compensation payable by the Company to the Executive any sums required by federal, state or local tax law to be withheld with respect to any payment made by the Company to the Executive under this Agreement. The Company shall have no obligation with respect to payment of the Award until the Company or an Affiliate has received payment sufficient to cover all minimum tax withholding amounts due with respect to the Award. Neither the Company nor any Affiliate shall be obligated to advise the Executive of the existence of the tax or the amount which it will be required to withhold.

8.   CAPITAL ADJUSTMENTS AND REORGANIZATIONS.

     (a) The existence of the Stock Units shall not affect in any way the right or power of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in its capital structure or its business, engage in any merger or consolidation, issue any debt or equity securities, dissolve or liquidate, or sell, lease, exchange or otherwise dispose of all or any part of its assets or business, or engage in any other corporate act or proceeding.

     (b) If the Company shall effect a subdivision or consolidation of the Stock or other capital readjustment, the payment of a stock dividend with respect to the Stock, or other increase or reduction of the number of shares of the Stock outstanding, without receiving compensation therefor in money, services or property, then the number of Stock Units awarded under this Agreement shall be appropriately adjusted in the same manner as if the Executive was the holder of an equivalent number of shares of the Stock immediately prior to the event requiring the adjustment.

9. EMPLOYMENT RELATIONSHIP. For purposes of this Agreement, the Executive shall be considered to be in the employment of the Company as long as the Executive has an employment relationship with the Company. The Board shall determine any questions as to whether and when there has been a termination of such employment relationship, and the cause of such termination, under the Plan and the Board's determination shall be final and binding on all persons.

10. NOT AN EMPLOYMENT AGREEMENT. This Agreement is not an employment agreement, and no provision of this Agreement shall be construed or interpreted to create an employment relationship between the Executive and the Company or any of its Affiliates or guarantee the right to remain employed by the Company or any of its Affiliates for any specified term.

11. NOTICES. Any notice, instruction, authorization, request or demand required hereunder shall be in writing, and shall be delivered either by personal delivery, by telegram, telex, telecopy or similar facsimile means, by certified or registered mail, return receipt requested, or by courier or delivery service, addressed to the Company at the Company's principal business office address and to the Executive at the Executive's residential address indicated beneath the Executive's signature on the execution page of this Agreement, or at such other address and number as a party shall have previously designated by written notice given to the other party in the manner hereinabove set forth. Notices shall be deemed given when received, if sent by facsimile means (confirmation of such receipt by confirmed facsimile transmission being deemed receipt of communications sent by facsimile means); and when delivered (or upon the date of attempted delivery where delivery is refused), if hand-delivered, sent by express courier or delivery service, or sent by certified or registered mail, return receipt requested.

12. AMENDMENT AND WAIVER. Except as otherwise provided herein, this Agreement may be amended, modified or superseded only by written instrument executed by the Company and the Executive. Only a written instrument executed and delivered by the party waiving compliance hereof shall waive any of the terms or conditions of this Agreement. Any waiver granted by the Company shall be effective only if executed and delivered by a duly authorized executive officer of the Company other than the Executive. The failure of any party at any time or times to require performance of any provisions hereof shall in no manner effect the right to enforce the same. No waiver by any party of any term or condition, or the breach of any term or condition contained in this Agreement, in one or more instances, shall be construed as a continuing waiver of any such condition or breach, a waiver of any other condition, or the breach of any other term or condition.

13. GOVERNING LAW AND SEVERABILITY. This Agreement shall be governed by the laws of the State of Texas without regard to its conflicts of law provisions. The invalidity of any provision of this Agreement shall not affect any other provision of this Agreement, which shall remain in full force and effect.

14. SUCCESSORS AND ASSIGNS. Subject to the limitations which this Agreement imposes upon the transferability of the Stock Units granted hereby, this Agreement shall bind, be enforceable by and inure to the benefit of the Company and its successors and assigns, and to the Executive, the Executive's permitted assigns and upon the Executive's death, the Executive's estate and beneficiaries thereof (whether by will or the laws of descent and distribution), executors, administrators, agents, legal and personal representatives.

15. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be an original for all purposes but all of which taken together shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by an officer thereunto duly authorized, and the Executive has executed this Agreement, all as of the date first above written.

                                        HARVEST NATURAL RESOURCES, INC.


                                        By:
                                            ------------------------------------
                                        Title:
                                               ---------------------------------


                                        EXECUTIVE:


                                        ----------------------------------------
                                        James A. Edmiston III

                                        Address:
                                                 -------------------------------

                                                 -------------------------------

                                                 -------------------------------